Exhibit 10.5

ENVIRONMENTAL INDEMNITY

Cover Sheet

Date:	August 19, 2015

Borrower:	BRG ASHTON NC, LLC, a Delaware limited liability company

Indemnitor:	BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

Indemnitor's Notice Address:

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attn:Jordan Ruddy & Michael L. Koenig, Esq.

Lender: Sun Life Assurance Company of Canada, a Canadian corporation, together with other holders from time to time of the Note (as herein defined).

Lender's Notice Address:	c/o Sun Life Assurance Company of Canada
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481
Attention: Mortgage Investments Group

State:	North Carolina

Note:	a Promissory Note from AR I Borrower, LLC, a Delaware limited liability company (“Original Borrower’) to Lender dated November 22, 2013 in the original principal amount of $31,900,000 as amended by Borrower by that certain Note, Deed of Trust and Related Loan Documents Assignment Assumption and Modification Agreement dated of even date herewith (the “Assignment Agreement”), and all replacements, substitutions, modifications, renewals and extensions thereof.

Property:	the land, improvements and personal property located at 10320 Grobie Way, Mecklenburg County, North Carolina and being more particularly described in the Mortgage.

Mortgage:	a certain Deed of Trust and Security Agreement and Fixture Filing from Original Borrower to Lender encumbering the Property, dated November 22, 2013 and recorded in the Mecklenburg County Register of Deeds, Book 28849, Page 636, as assumed by Borrower by the Assignment Agreement, and all modifications or amendments thereto or extensions thereof.

Table of Contents

1.	DEFINITION OF TERMS		1

2.	INDEMNITY		1

3.	REPRESENTATIONS AND WARRANTIES		2

	3.1	Compliance with Laws	2
	3.2	Contamination	2
	3.3	Legal Actions	2
	3.4	Use and Condition of the Property	2

4.	COVENANTS		2

	4.1	Notice	2
	4.2	Use	2
	4.3	Clean-Up	2
	4.4	Liens	3

5.	GENERAL		3

	5.1	Survival	3
	5.2	Release of Indemnification Obligations	3
	5.3	Remedies Cumulative	3
	5.4	Joint and Several Liability	3
	5.5	Notices	3
	5.6	Governing Law	4
	5.7	Successors and Assigns	4
	5.8	Construction	4
	5.9	Severability	4
	5.10	Time of the Essence	4

6.	JOINDER BY BORROWER		4

1.	DEFlNlTlON OF TERMS. As used herein, the terms defined on the cover sheet hereof shall have the meanings given on such sheet, and the following terms shall have the following meanings:

1.1	Clean Up: removal and/or remediation of Contamination in accordance with Laws and good commercial practice.

1.2	Contamination: the presence of, use, generation, manufacture, storage, treatment, disposal, discharge or release on, from or to the Property of Hazardous Substances.

1.3	Environmental Actions or Claims: any claim, action or proceeding brought by a governmental authority in connection with Contamination or any claim or action brought by a third party relating to Contamination.

1.4	Hazardous Substances: all substances and compounds prohibited or regulated under any Law; materials containing asbestos or urea formaldehyde; gasoline and other petroleum products; flammable explosives; radon and other natural gases; radioactive materials; and polychlorinated bephenyls and similar solvents.

1.5	Laws: any and all Federal, regional, state or local laws, ordinances, rules, regulations, statutes, decisions, orders, judgments, directives or decrees of any governmental or regulatory authority, court or arbitrator whether now in force or as amended or enacted in the future, relating to health or the environment, including, without limitation, the Water Pollution Control Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended by the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, and all regulations thereunder.

1.6	Transition Date: means the date which is the tenth (10th) anniversary of the date that the Secured Debt shall have been paid in full voluntarily, whether at maturity or in connection with a voluntary prepayment.

2.	INDEMNITY. Indemnitor acknowledges that because of Indemnitor's relationship to Borrower, Indemnitor will substantially benefit from the assumption of the loan by Borrower evidenced by the Assignment Agreement (as such loan is evidenced by the Note). For this and other valuable consideration, Indemnitor hereby agrees to indemnify, defend with counsel approved by Lender and hold harmless Lender, its agents, employees and contractors from and against, and, upon demand, reimburse Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorney's fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Lender on or after the date hereof by reason of, on account of or in connection with (a) any Contamination, (b) any Clean-Up, (c) any Environmental Actions or Claims, (d) the imposition or recording of a lien against the Property due to any Contamination; (e) any breach by Indemnitor of the covenants contained herein or (f) any representation or warranty made by Indemnitor herein which proves to be untrue, misleading or is not fulfilled, in any material way.

The foregoing indemnification shall apply in all instances, unless the claim (i) was directly caused by the gross negligence or intentional misconduct of Lender or (ii) is the result of a matter first occurring from and after the date Lender takes title to the Property by foreclosure or deed in lieu thereof.

3.	REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants that, to the best of its knowledge, after due investigation and inquiry, the following are true, correct and complete:

3.1	Compliance with Laws. Except as may be set forth in the Phase I Report [and if applicable, the Phase II Report] (as defined in the Mortgage), the Property and each tenant's use of the Property is in compliance with all Laws.

3.2	Contamination. Except as may be set forth in the Phase I Report, no Contamination has occurred.

3.3	Legal Actions. Except as may be set forth in the Phase I Report, there are no Environmental Actions or Claims pending or threatened against Borrower, the Property, Indemnitor, or any tenant on the Property.

3.4	Use and Condition of the Property. To Borrower’s knowledge, none of the tenants or occupants nor any prior tenants or occupants on the Property use or operate or have used or operated the Property in a manner which resulted or will result in Contamination. Except as may be set forth in the Phase I Report, the buildings and other improvements on the Property do not contain any urea formaldehyde or asbestos.

4.	COVENANTS.

4.1	Notice. Indemnitor shall notify Lender immediately, in writing, of any existing, pending or threatened Contamination or Environmental Actions or Claims of which Indemnitor obtains actual knowledge of from Borrower.

4.2	Use. Indemnitor shall cause Borrower not to use or permit the use or occupancy of the Property in a manner which will result in Contamination and Indemnitor shall cause Borrower to take all steps reasonably necessary under the circumstances including, without limitation, periodic inspections and assessments of the Property, to determine whether Contamination has occurred. Notwithstanding the foregoing, Indemnitor may use and permit the use by Borrower (and tenants and occupants of the Property) of minor, insubstantial amounts of petroleum products and other substances customarily used in and about multi-family apartment buildings (e.g., petroleum products used in vehicles parked on the Property, common household cleaning supplies and other similar customary materials used in connection with the use and occupancy of multi-family apartment buildings); provided, however, that (i) all such substances are used in full compliance with all applicable laws, (ii) no such substances are released or disposed of on the Property, and (iii) all indemnities of Indemnitor contained herein extend to such substances and the use thereof, notwithstanding that the use of such substances may be permitted hereby.

4.3	Clean-Up. Subject to obtaining Lender's consent if required under the Mortgage, Indemnitor shall cause Borrower to initiate Clean-Up of any Contamination within 15 days after discovery or after written notice to Borrower from any person or, if the Contamination poses an imminent hazard to the Property, the public or the environment, within 3 days after discovery or after reasonable notice of any kind from any person and Indemnitor shall cause Borrower to diligently pursue such Clean-Up to completion.

4.4	Liens. Indemnitor shall cause Borrower to discharge promptly any lien filed or recorded against the Property relating to any Contamination.

5.	GENERAL.

5.1	Survival. The indemnities and covenants contained herein shall survive the discharge of the Mortgage, whether through full payment of the Note, foreclosure, deed in lieu of foreclosure or otherwise.

5.2	Release of Indemnification Obligations. Notwithstanding anything to the contrary contained herein, the indemnification obligations of the Indemnitor hereunder shall be released as of the Transition Date, subject to the Lender’s written confirmation that each of the following conditions has been satisfied in the Lender’s sole discretion:

(a) Lender shall have received at Indemnitor’s expense all environmental testing and analysis as may be required by Lender in Lender’s sole discretion, including without limitation, a phase one environmental site assessment, a phase two environmental site assessment, soil boring tests, water testing, up-gradient and down-gradient testing, and an asbestos survey.

(b) Based on the environmental reports and analysis required by Lender, Lender shall have determined that the environmental condition of the Property is satisfactory to the Lender in the Lender’s sole discretion.

(c) No Environmental Actions or Claims (as defined above) shall have been commenced, and no notice of any Environmental Actions or Claims shall have been given, prior to the Transition Date.

5.3	Remedies Cumulative. Lender's rights and remedies against Indemnitor hereunder shall be in addition to and not in lieu of all other rights and remedies of Lender at law or in equity.

5.4	Joint and Several Liability. If there is more than one Indemnitor or if Indemnitor is composed of more than one party, the obligations, representations, covenants and agreements contained herein are and shall be joint and several as to each such party.

5.5	Notices. Any notice, request, demand or other communication required or permitted under this Environmental Indemnity (unless otherwise expressly provided herein) shall be given in writing by delivering the same in person to the intended addressee, by overnight courier service with guaranteed next day delivery or by certified United States Mail postage prepaid sent to the intended addressee at the applicable Notice Address or to such different address as either Indemnitor or Lender shall have designated by written notice to the other sent in accordance herewith. Such notices shall be deemed given when received or, if earlier, in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, or in the case of delivery by certified United States Mail, 2 days after deposit therein. No notice to or demand on Indemnitor in any case shall itself entitle Indemnitor to any other or further notice or demand in similar or other circumstances.

5.6	Governing Law. This Agreement shall be construed according to and governed by the laws of the State.

5.7	Successors and Assigns. The terms and conditions of this Agreement shall be binding upon Indemnitor and Indemnitor's successors, assigns and legal representatives.

5.8	Construction. Whenever the word Indemnitor is used in this Agreement in the singular, it shall be held and construed to include all Indemnitors.

5.9	Severability. A determination that any provision of this Environmental Indemnity is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Environmental Indemnity to any person or circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

5.10	Time of the Essence. Time is of the essence of each and every performance obligation of Indemnitor under this Agreement.

6.	JOINDER BY BORROWER. Borrower hereby joins in this Environmental Indemnity for the purpose of agreeing to be bound jointly and severally with Indemnitor under the indemnification provisions of Paragraph 2 and the representations and warranties under Paragraph 3.

[SIGNATURES ON FOLLOWING PAGE]

[Signature Page for Environmental Indemnity]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

WITNESS:		INDEMNITOR:

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

/s/ Molly Brown		By:	/s/ Michael Konig

Name:	/s/ Molly Brown	Name:	Michael Konig

		Title:	Authorized Signatory
/s/ Dale Pozzi

Name:	Dale Pozzi

WITNESS:		BORROWER:

BRG ASHTON NC, LLC

/s/ Molly Brown		By:	/s/ Jordan Ruddy

Name:	/s/ Molly Brown	Name:	Jordan Ruddy

		Title:	Authorized Signatory
/s/ Dale Pozzi

Name:	Dale Pozzi

CHARLOTTE 134011